Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	2,300,000(1)	$44.74(2)	$102,902,000.00	0.00014760	$15,188.34
	Total Offering Amounts					$102,902,000.00	—	$15,188.34
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	$3,678.17
	Net Fee Due					—	—	$11,510.17

(1)	Consists of a maximum of 2,300,000 shares of common stock to be sold by the selling stockholder. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s shares of common stock (the “Common Stock”) in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $44.74 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Select Market on February 29, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	NAPCO SECURITY TECHNOLOGIES, INC.	S-3ASR	333-267376	09/12/2022		$3,678.17	Common Stock, par value $0.01 per share	(3)	(3)	(3)
Fee Offset Sources	NAPCO SECURITY TECHNOLOGIES, INC.	S-3ASR	333-267376		09/12/2022						$3,678.17

(3)	On September 12, 2022, the registrant filed a registration statement on Form S-3ASR (File No. 333-267376) (the “Prior Registration Statement”), which registered a total of 3,830,449 shares of Common Stock to be sold by the selling stockholders identified therein, including a total of 3,671,526 shares of Common Stock (the “Selling Stockholder’s Shares”) that may be sold by Richard A. Soloway (the “Selling Stockholder”) from time to time in a secondary offering. A total of 1,371,526 of the Selling Stockholder’s Shares that were registered on the Prior Registration Statement remain unsold (the “Unsold Shares”). In connection with the Prior Registration Statement, the registrant previously paid an aggregate filing fee covering all shares registered thereunder in an amount equal to $10,272.55. The Company paid a filing fee of $3,678.17 with respect to the Unsold Shares under the Prior Registration Statement. The registrant hereby confirms that the offering that included the Unsold Shares has been completed.. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies the $3,678.17 registration fee previously paid with respect to the Unsold Shares to offset the registration fee shown in the table above.